UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 To Agreement and Plan of Merger

As previously reported, Ideanomics, Inc. (“Parent”), Longboard Merger Corp. (“Merger Corp”), Via Motors International, Inc. (the “Company”), and Shareholder Representative Services LLC solely in its capacity as Shareholders’ Representative have entered into that certain Agreement and Plan of Merger dated August 30, 2021, as amended pursuant to Amendment No. 1 to Agreement and Plan of Merger dated May 20, 2022 (together, the “Merger Agreement”), pursuant to which Merger Corp will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of the Parent.

On June 15, 2022 (the “Effective Date”), the parties to the Merger Agreement deleted certain defined terms in Section 1.1 of the Merger Agreement and replaced the deleted defined terms with the following:

“Secured Convertible Promissory Note” means the first priority Secured Convertible Promissory Note, issued by the Company to the order of Parent, dated August 30, 2021 and as amended, with the amount, structure, terms and conditions of funding thereunder as specified therein.

“Secured Convertible Promissory Note Amount” means the amount of unpaid principal and interest outstanding from time to time under the Secured Convertible Promissory Note.

“Secured Promissory Note” means the Secured Promissory Note No. 1, issued by the Company to the order of Parent, dated May 20, 2022, or any other secured promissory note issued by the Company to the order of Parent as contemplated in Section 5.23(b) hereof, with the amount, structure, terms and conditions of funding thereunder as specified in such note.

The parties to the Merger Agreement also deleted Section 2.10(b) of the Merger Agreement in its entirety and replaced Section 2.10(b) with the following:

“Except as set forth in the Voting and Lock-up Agreements and this Section 2.10, each Major Stockholder shall not sell, assign, transfer or otherwise dispose of, or enter into, any contract, option, swap, hedge, derivative, or other arrangement or understanding with respect to the sale, assignment, pledge, or other disposition of any of the Stock Consideration issued to such Major Stockholder at the Effective Time (such restriction, the “Major Stockholder Lock-up”). The Stock Consideration subject to the Major Stockholder Lock-up shall be released as follows: (A) on a date that is six (6) months from the Closing Date twenty-five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up; (B) on a date that is eight (8) months from the Closing Date twenty-five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up; (C)on a date that is ten (10) months from the Closing Date twenty-five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up; and (D) on a date that is twelve (12) months from the Closing Date twenty-five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up.”

Further, the Merger Agreement was amended by inserting the following new Section 5.23:

“5.23 Parent Loans to the Company.

(a)       From time to time until the Closing Date, Parent shall loan the Company such amounts as Parent and the Company mutually agree to meet certain operating expenses of the Company, under the terms of the Secured Convertible Promissory Note, which shall be amended accordingly, with the amounts, structure, terms and conditions of funding thereunder as specified therein (the “Bridge Loans”).

(b)       In addition, from time to time until the Closing Date, Parent shall loan the Company additional amounts for programs and facilities under the terms of one or more Secured Promissory Notes (the Bridge Loans plus the aggregate amounts loaned by Parent to the Company under Secured Promissory Notes, collectively, “Additional Funds.”)

(c)       Parent’s obligation to provide Additional Funds to the Company is subject to the Company delivering an officer’s certificate signed by the chief executive officer of the Company to the effect that, assuming the Additional Funds are provided to the Company (i) the Fundamental Representations of the Company are true and correct in all respects (subject only to de minimis exceptions) as of the date when the certificate is issued, except for those Fundamental Representations of the Company made as of a specified date, which shall be measured only as of such specified date, and (ii) the representations and warranties of the Company in the Merger Agreement (other than the Fundamental Representations) are true and correct(without giving effect to any “materiality” or “Material Adverse Effect” qualifications) in all respects as of the date when the certificate is issued, except for such representations and warranties made as of a specified date, which shall be measured only as of such specified date except, in the case of sub-clause (ii), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on the Group Companies, taken as a whole.

(d)       If this Agreement is terminated, all principal and interest accrued on the Additional Funds advanced by Parent to the Company will be due and payable as follows: (i) if Company terminates this Agreement under Section 9.1(d) or if Parent terminates this Agreement under Section 9.1(b), such amounts will be due and payable on the 6-month anniversary of the occurrence of such termination; provided, however, Parent may not terminate this Agreement under Section 9.1(b) if Parent’s failure to provide any Additional Funds has been a principal cause of or resulted in a material breach of any of the representations, warranties or covenants of the Company in this Agreement; or (ii) if this Agreement is terminated under Section 9.1(a), (c), (d) or (f) or for any other reason, such amounts will be due and payable on the 12 month anniversary of the occurrence of such termination.”

Further, parties to the Merger Agreement deleted Section 9.1(d) in its entirety and replaced with the following and inserted Section 9.1(f):

“(d)       by written notice by either the Company or Parent to the other, at any time after August 31, 2022 if the Closing shall not have occurred on or prior to such date; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to such party if the action or inaction of such party or any of its Affiliates has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; also provided, however, that Parent may extend the date in this Section 9.1(d) by up to thirty (30) days at its sole election, by written notice from Parent to Company no later than August 15, 2022.”

“(f)       by the Company, at any time prior to the Closing, if Parent fails to fund the Bridge Loans as agreed by Parent and the Company, subject to satisfaction of the condition in Section 5.23(a) hereof.”

The foregoing descriptions of the amendments to the Merger Agreement are qualified in their entirety by reference to the full text of Amendment No. 2 to Agreement and Plan of Merger, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to Agreement and Plan of Merger.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: June 16, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer